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Exhibit 23.1

Independent Auditors' Consent

The Board of Directors
Kaneb Pipe Line Company LLC:

        We consent to the use of our reports incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                      /s/ KPMG LLP

Dallas, Texas
September 8, 2003

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  Exhibit 23.1
Independent Auditors' Consent